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                                                                   EXHIBIT 23(c)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





        We consent to the incorporation by reference in the previously filed Registration Statements of Battle Mountain Gold Company on Form S-3 No. 33-51921 and Form S-8 Nos. 33-14605, 33-22146, 33-47570 and 33-53195
        of our report dated January 31, 1995, on our audits of the consolidated financial statements of Niugini Mining Limited as of December 31, 1994, and for the two years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.


        COOPERS & LYBRAND

        Sydney, Australia
        March 8, 1996